STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES CONSOLIDATED BALANCE SHEET (UNAUDITED) March 31, 2024 A S S E T S CURRENT ASSETS Cash and cash equivalents Accounts receivable and contract receivables, net of allowance for $ 43,406,973 credit losses of approximately $1,321,000 26,172,731 Contract assets 1,312,273 Inventories 14,311,555 Prepaid expenses and other current assets 4,587,690 Current portion of derivative financial instrument 1,191,110 TOTAL CURRENT ASSETS 90,982,332 PROPERTY, PLANT, AND EQUIPMENT, at cost, less accumulated depreciation, amortization, and depletion 159,022,046 OTHER ASSETS Investment in affiliate 6,442,433 Advances to related parties, net 513,332 Derivative financial instrument, noncurrent portion 2,762,952 Goodwill, net of accumulated amortization of approximately $4,749,000 2,435,614 Receivables from unconsolidated affiliated companies 2,406,761 Plant permits, net of accumulated amortization of approximately $2,214,000 1,185,833 Right-of-use lease assets, net of accumulated amortization of approximately $2,123,000 28,721,247 Other assets, net 1,406,283 Cash surrender value of officers' life insurance 711,824 TOTAL OTHER ASSETS 46,586,279 TOTAL ASSETS $ 296,590,657

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES CONSOLIDATED BALANCE SHEET (UNAUDITED) (CONTINUED) March 31, 2024 L I A B I L I T I E S CURRENT LIABILITIES Current portion of long-term debt obligations $ 6,869,875 Accounts payable and accrued expenses 13,004,366 Lease liabilities, current portion 1,078,463 Contract liabilities 59,206 TOTAL CURRENT LIABILITIES 21,011,910 LONG-TERM LIABILITIES Long-term debt obligations, less current portion above 32,829,235 Payables to unconsolidated affiliated companies 858,491 Lease liabilities, less current portion above 28,706,830 Asset retirement obligations 3,539,250 TOTAL LONG-TERM LIABILITIES 65,933,806 TOTAL LIABILITIES 86,945,716 E Q U I T Y STOCKHOLDERS' EQUITY Capital contributed Common stock, no par value, 1,000 Class A voting shares authorized; 96 shares issued and outstanding 775,840 Common stock, no par value, 200,000 Class B nonvoting shares authorized; 102,962 shares issued and outstanding 102,962 Additional paid-in capital 3,977,555 TOTAL CAPITAL CONTRIBUTED 4,856,357 Retained earnings 207,334,513 TOTAL STOCKHOLDERS’ EQUITY 212,190,870 MEMBERS' DEFICIT (2,545,929) TOTAL EQUITY 209,644,941 TOTAL LIABILITIES AND EQUITY $ 296,590,657

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) Six Months Ended March 31, 2024 and 2023 2024 2023 % of % of Revenues Revenues REVENUES $ 107,303,014 100 $ 90,271,097 100 COST OF REVENUES 75,529,632 70 71,563,801 80 GROSS PROFIT 31,773,382 30 18,707,296 20 GENERAL AND ADMINISTRATIVE EXPENSES 12,353,600 12 13,435,890 15 OPERATING INCOME 19,419,782 18 5,271,406 5 OTHER INCOME (EXPENSES) Unrealized losses on derivative financial instrument (997,610) (1) (954,444) (1) Other income, net 192,460 - 60,373 - Property and equipment rental income 902,066 1 836,409 1 Gain on disposal of property, plant, and equipment 23,958 - 6,419,506 7 Interest income 319,198 - 7,526 - Interest expense (652,909) (1) (816,150) (1) NET OTHER INCOME (EXPENSES) (212,837) (1) 5,553,220 6 NET INCOME $ 19,206,945 17 $ 10,824,626 11